UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2023, OPAL Fuels Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated (each, an “Agent,” and collectively, the “Agents”) pursuant to which the Company may issue and sell shares of its Class A common stock having an aggregate offering price of up to $75 million from time to time through the Agents.

The issuance and sale of Class A common stock by the Company under the Sales Agreement will be effected pursuant to the registration statement on Form S-3 (File No. 333-273584) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on August 1, 2023 and amended on August 11, 2023, and declared effective by the SEC on September 6, 2023, together with a related prospectus supplement.

Sales of the Company’s Class A common stock through the Agents may be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Company’s Class A common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company imposes). The Company is not obligated to make any sales of common stock under the Sales Agreement.

Unless earlier terminated as provided below, the Sales Agreement will automatically terminate upon the issuance and sale of all of the Class A common stock subject to the Sales Agreement. The Sales Agreement may also be terminated by the Company or the Agents at any time upon two days’ notice to the other party, or by the Agents at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay each Agent, upon the sale by such Agent of Class A common stock pursuant to the Sales Agreement, an amount equal to up to 3.0% of the gross proceeds of each such sale of Class A common stock. The Company has also provided the Agents with customary indemnification rights.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Sheppard, Mullin, Richter & Hampton LLP, our counsel, has issued a legal opinion relating to the shares to be issued pursuant to the Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	At Market Issuance Sales Agreement, dated November 17, 2023, among OPAL Fuels Inc., B. Riley Securities, Inc., Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2023

OPAL Fuels Inc.

By:	/s/ Scott Contino
Name:	Scott Contino
Title:	Interim Chief Financial Officer